Exhibit 8.1

Subsidiaries of TOP Tankers

                                        Country of            Portion of
Name of Significant Subsidiary          Incorporation         Ownership Interest
------------------------------          -------------         ------------------

Top Tanker Management Inc.              Marshall Islands      100%
Top Bulker Management Inc.              Marshall Islands      100%
Vermio Shipping Company Limited         Marshall Islands      100%
Rupel Shipping Company Inc.             Marshall Islands      100%
Gramos Shipping Company Inc.            Marshall Islands      100%
Olympos Shipping Company Limited        Marshall Islands      100%
Helidona Shipping Company Limited       Marshall Islands      100%
Kalidromo Shipping Company Limited      Marshall Islands      100%
Mytikas Shipping Company Limited        Marshall Islands      100%
Litochoro Shipping Company Limited      Marshall Islands      100%
Kisavos Shipping Company Limited        Marshall Islands      100%
Parnis Shipping Company Limited         Marshall Islands      100%
Imitos Shipping Company Limited         Marshall Islands      100%
Giona Shipping Company Limited          Marshall Islands      100%
Lefka Shipping Company Limited          Marshall Islands      100%
Agrafa Shipping Company Limited         Marshall Islands      100%
Nedas Shipping Company Limited          Marshall Islands      100%
Ilisos Shipping Company Limited         Marshall Islands      100%
Sperios Shipping Company Limited        Marshall Islands      100%
Ardas Shipping Company Limited          Marshall Islands      100%
Kifisos Shipping Company Limited        Marshall Islands      100%
Agion Oros Shipping Company Limited     Marshall Islands      100%
Falakro Shipping Company Limited        Liberia               100%
Psiloritis Shipping Company Limited     Liberia               100%
Pylio Shipping Company Limited          Liberia               100%
Idi Shipping Company Limited            Liberia               100%
Taygetus Shipping Company Limited       Liberia               100%
Vitsi Shipping Company Limited          Liberia               100%
Parnasos Shipping Company Limited       Liberia               100%
Pageon Shipping Company Limited         Cyprus                100%
Vardousia Shipping Company Limited      Cyprus                100%
Parnon Shipping Company Limited         Cyprus                100%
Menalo Shipping Company Limited         Cyprus                100%
Pintos Shipping Company Limited         Cyprus                100%
Top Tankers (U.K.) Limited              United Kingdom        100%

SK 23116 0001 761832